Exhibit 10.6
EXECUTION COPY
INTERCREDITOR AGREEMENT
          This INTERCREDITOR AGREEMENT, dated as of May 12, 2009, and entered into by and among TRICO MARINE SERVICES, INC., a Delaware corporation (the “Borrower”), TRICO MARINE ASSETS, INC., a Delaware corporation (“Trico Assets”), as a Grantor (as hereinafter defined), TRICO MARINE OPERATORS, INC., a Louisiana corporation (“Trico Operators”, and together with the Borrower and Trico Assets, the “Credit Parties”), as a Grantor, each other Grantor from time to time party hereto, NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”), in its capacity as collateral agent under the First-Lien Credit Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “First-Lien Collateral Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent under the Second-Lien Notes Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Second-Lien Collateral Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.
W I T N E S S E T H
          WHEREAS, the Borrower, Trico Assets, as a guarantor, and Trico Operators., as a guarantor, the First-Lien Lenders party thereto from time to time, and Nordea, as administrative agent for the First-Lien Lenders (in such capacity and together with any successors and assigns in such capacity, the “First-Lien Administrative Agent”), are party to that certain Amended and Restated Credit Agreement, dated as of August 29, 2008 (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “First-Lien Credit Agreement”) providing for the making of revolving loans to the Borrower, and the issuance of, and participation in, letters of credit for the account of the Borrower, all as provided therein;
          WHEREAS, the Borrower is party to those certain Exchange Agreements, dated as of May 12, 2009, pursuant to which the Persons party thereto as investors (each an “Investor”) exchanged $$252,515,000 aggregate principal amount of 6.5% senior convertible debentures due 2028 for $202,812,000 initial aggregate principal amount of 8.125% Secured Convertible Debentures due 2013 (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “Second-Lien Notes”), as well as cash and certain equity interests of the Borrower;
          WHEREAS, pursuant to that certain Indenture (as amended, restated, supplemented, or otherwise modified from time to time, the “Second-Lien Notes Indenture”), dated as of May 12, 2009, between the Borrower and Wells Fargo Bank, National Association, as Indenture Trustee (in such capacity, and together with any successors and assigns in such capacity, the “Second-Lien Notes Trustee”) the Borrower issued such Second-Lien Notes to the Investors (each such Investor and each Person to which Second-Lien Notes are issued pursuant to such Second-Lien Notes Indenture on or after then date thereof, a “Debentureholder”, and collectively, the “Debentureholders”);
          WHEREAS, the obligations of the Borrower and the other Grantors under the First-Lien Credit Documents, and all Hedging Agreements with one or more Hedging Creditors,

are secured by the First-Lien Collateral pursuant to the terms of the First-Lien Security Documents;
          WHEREAS, the obligations of the Borrower and the other Grantors under the Second-Lien Notes Documents will be secured by the Second-Lien Collateral pursuant to the terms of the Second-Lien Security Documents;
          WHEREAS, the Borrower and the other Grantors may, from time to time, incur additional secured debt which the Borrower and the First-Lien Collateral Agent may agree may share a first-priority security interest in the Collateral in accordance with the First-Lien Credit Documents in existence at the time of such incurrence; and
          WHEREAS, the Second-Lien Noteholders have authorized and directed the Second-Lien Collateral Agent pursuant to the terms of the Second-Lien Notes Indenture to execute and deliver this Agreement and to enter into certain covenants contained herein on behalf of such Second-Lien Noteholders and other Second-Lien Creditors;
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Definitions.
          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
          “Agent” means collectively, the First-Lien Collateral Agent and the Second-Lien Collateral Agent.
          “Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented and/or otherwise modified from time to time in accordance with the terms hereof.
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
          “Borrower” has the meaning set forth in the first paragraph of this Agreement.
          “Business Day” means any day except a Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.
          “Cap Amount” has the meaning set forth in the definition of “First-Lien Obligations”.

          “Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting First-Lien Collateral and/or Second-Lien Collateral.
          “Comparable Second-Lien Security Document” means, in relation to any Shared Collateral subject to any Lien created under any First-Lien Security Document, that Second-Lien Security Document which creates (or purports to create) a Lien on the same Shared Collateral, granted by the same Grantor.
          “Credit Parties” has the meaning set forth in the first paragraph of this Agreement.
          “Creditors” means, collectively, the First-Lien Creditors and the Second-Lien Creditors.
          “Debentureholders” has the meaning set forth in the recitals hereto.
          “Defaulting Creditor” has the meaning set forth in Section 5.8(d) hereof.
          “Discharge of First-Lien Credit Agreement Obligations” means, except to the extent otherwise provided in Section 5.7 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Credit Documents, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Documents, (b) payment in full in cash of all other First-Lien Obligations (other than Hedging Obligations and other than contingent indemnity obligations not yet due and payable) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First-Lien Collateral Agent) of all letters of credit, if any, issued by any First-Lien Creditor under the First-Lien Credit Agreement and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Credit Documents.
          “Discharge of First-Lien Obligations” means, except to the extent otherwise provided in Section 5.7 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Documents, (b) payment in full in cash of all other First-Lien Obligations (other than contingent indemnity obligations not yet due and payable) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First-Lien Collateral Agent) of all letters of credit and Hedging Agreements issued or entered into, as the case may be, by any First-Lien

Creditor under a First-Lien Document and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Credit Documents.
          “Disposition” has the meaning set forth in Section 5.1(a)(ii) hereof.
          “Domestic Subsidiary” shall mean, as to any Person, each Subsidiary of such Person that is organized under the laws of the United States, any state thereof or the District of Columbia.
          “Eligible Purchaser” has the meaning set forth in Section 5.8(a) hereof.
          “Excluded Second-Lien Collateral” means (i) the issued and outstanding equity interests in (x) Trico Marine Cayman L.P., a Cayman Islands limited partnership, owned, directly or indirectly, by the Borrower and (y) any entity that is, at any time, a subsidiary of Trico Marine Cayman L.P. (other than Trico Assets and Trico Operators to the extent that either of such entities becomes a subsidiary of Trico Marine Cayman L.P. after the date hereof), (ii) the deposit accounts maintained for the Credit Parties or the Borrower from time to time by or on behalf of the First-Lien Administrative Agent, and (iii) any cash collateral related to (but not limited to) Letters of Credit (as defined in the First-Lien Credit Agreement) or Interest Rate Protection Agreements (as defined in the First-Lien Credit Agreement) posted to secure First-Lien Obligations.
          “First-Lien Administrative Agent” has the meaning set forth in the recitals hereto.
          “First-Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any First-Lien Obligations pursuant to any First-Lien Security Document, including, without limitation, all Pledge and Security Agreement Collateral (as defined in the First-Lien Credit Agreement), all Earnings and Insurance Collateral (as defined in the First-Lien Credit Agreement), all Mortgaged Vessels (as defined in the First-Lien Credit Agreement), and all cash and cash equivalents at any time delivered as collateral under the First-Lien Credit Agreement.
          “First-Lien Collateral Agent” has the meaning provided in the first paragraph of this Agreement.
          “First-Lien Credit Agreement” has the meaning set forth in the recitals hereto.
          “First-Lien Credit Documents” means the First-Lien Credit Agreement and the other Credit Documents (as defined in the First-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation (including any intercreditor or joinder agreement among holders of First-Lien Obligations but excluding Hedging Agreements), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time.

          “First-Lien Creditors” means, at any relevant time, the holders of First-Lien Obligations at such time, including, without limitation, the First-Lien Lenders, the Hedging Creditors, the First-Lien Collateral Agent, the First-Lien Administrative Agent and the other agents and arrangers under the First-Lien Credit Agreement.
          “First-Lien Documents” means and includes the First-Lien Credit Documents and the Hedging Agreements entered into with one or more Hedging Creditors.
          “First-Lien Lenders” means the “Lenders” under, and as defined in, the First-Lien Credit Agreement; provided that the term “First-Lien Lender” shall in any event also include each letter of credit issuer and each swingline lender under the First-Lien Credit Agreement.
          “First-Lien Mortgages” means a collective reference to each first-priority preferred mortgage, deed of trust and any other document or instrument under which any Lien on a vessel owned by any Grantor is granted to secure any First-Lien Obligations or under which rights or remedies with respect to any such Liens are governed.
          “First-Lien Obligations” means, subject to the further provisions below, (i) all Obligations outstanding under the First-Lien Credit Agreement and the other First-Lien Credit Documents, and (ii) all Hedging Obligations. “First-Lien Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First-Lien Collateral Agent, the First-Lien Administrative Agent and the other First-Lien Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each First-Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.
          Notwithstanding the foregoing, if the Outstanding Amount is in excess of the greater of (x) $25,000,000 and (y) $35,000,000 less the amount of permanent reductions to the commitments and outstandings under the First-Lien Credit Agreement made after the date hereof (other than in connection with a Refinancing) (the “Cap Amount”), then only that portion of such Outstanding Amount equal to the Cap Amount shall be included in First-Lien Obligations and interest and reimbursement obligations and Hedging Obligations with respect to such Outstanding Amount shall only constitute First-Lien Obligations to the extent related to the portion of such Outstanding Amount included in the First-Lien Obligations.
          “First-Lien Required Lenders” means the “Required Lenders” under, and as defined in, the First-Lien Credit Agreement.

          “First-Lien Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of August 29, 2008, among the Borrower, Trico Assets, Trico Operators, the other Grantors from time to time party thereto and the First-Lien Collateral Agent, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.
          “First-Lien Security Documents” means the First-Lien Security Agreement, each Assignment of Insurances (as defined in the First-Lien Credit Agreement), each Assignment of Earnings (as defined in the First-Lien Credit Agreement), each First-Lien Mortgage encumbering a Vessel and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.
          “Grantors” means the Borrower and each Subsidiary of the Borrower that has executed and delivered, or may from time to time hereafter execute and deliver, a First-Lien Security Document or a Second-Lien Security Document.
          “Hedging Agreements” means and includes each Interest Rate Protection Agreement and each Other Hedging Agreement.
          “Hedging Creditor” means (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under the First-Lien Credit Agreement for any reason) party to a Hedging Agreement with any Grantor and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above.
          “Hedging Obligations” means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest and fees that accrue on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Hedging Agreement, whether or not a claim for post-petition interest or fees is allowed in any such Insolvency or Liquidation Proceeding) of each Grantor owing to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with each Hedging Agreement (including all such obligations and indebtedness under any guarantee of any such Hedging Agreement to which each Grantor is a party) and (ii) the due performance and compliance by each Grantor with the terms, conditions and agreements of each Hedging Agreement.
          “Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First-Lien Credit Agreement or the Second-Lien Notes Indenture.
          “Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any

Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
          “Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
          “Investor” has the meaning set forth in the recitals hereto.
          “Lien” means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security interest or agreement, or preferential payment of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title or real property, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).
          “New Agent” has the meaning set forth in Section 5.7 hereof.
          “Nordea” has the meaning set forth in the first paragraph of this Agreement.
          “Obligations” means any and all obligations (including guaranty obligations) with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest or premium that accrues on or after the commencement of any Insolvency or Liquidation Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest or premium is allowed in any such Insolvency or Liquidation Proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including, without limitation, obligations incurred in connection with the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, and (d) all performance obligations under the documentation governing any indebtedness.
          “Original Collateral Vessels” means each of M/V Big Blue River, the M/V Elm River, the M/V Kings River, the M/V Trico Mystic, the M/V Trico Moon, all of which are owned by Trico Assets.
          “Other Hedging Agreement” means any foreign exchange contracts, currency swap agreements, commodity hedging agreements or other similar arrangements designed to protect against fluctuation in currency values or commodity prices.
          “Outstanding Amount” means the sum of (1) Indebtedness for borrowed money constituting principal outstanding under the First-Lien Credit Agreement and the other First-Lien Credit Documents plus (2) the aggregate face amount of any outstanding letters of credit issued but not reimbursed under the First-Lien Credit Agreement.

          “Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.
          “Pledged Collateral” means any Collateral in the possession of the First-Lien Collateral Agent (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code or other applicable local law.
          “Post-Petition Financing” has the meaning set forth in Section 6.1 hereof.
          “Priority Lien” has the meaning set forth in Section 5.1(c) hereof.
          “Recovery” has the meaning set forth in Section 6.5 hereof.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Remedial Action” has the meaning set forth in Section 5.1(a)(i) hereof.
          “Required First-Lien Creditors” means (i) at all times prior to the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the First-Lien Required Lenders (or, to the extent required by the First-Lien Credit Agreement, each of the First-Lien Lenders), and (ii) at all times after the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the holders of at least the majority of the then outstanding Hedging Obligations (determined by the First-Lien Collateral Agent in such reasonable manner as is acceptable to it).
          “Second-Lien Assignments of Charters” means the second priority Assignments of Charters, dated as of May 12, 2009, among Trico Assets and the Second-Lien Collateral Agent, as the same may be amended, restated, supplemented, and/or modified from time to time.
          “Second-Lien Assignments of Earnings” means the second priority Assignments of Earnings, dated as of May 12, 2009, among Trico Assets and the Second-Lien Collateral Agent, as the same may be amended, restated, supplemented, and/or modified from time to time.
          “Second-Lien Assignments of Insurance” means the second priority Assignments of Insurance, dated as of May 12, 2009, among Trico Assets and the Second-Lien Collateral Agent, as the same may be amended, restated, supplemented, and/or modified from time to time.
          “Second-Lien Collateral” means each of the following assets of the Borrower or the Grantors with respect to which a Lien is granted (or purported to be granted) as security for the Second-Lien Obligations pursuant to any Second-Lien Notes Document: (i) each of the Vessels, (ii) insurance proceeds assigned by Trico Assets pursuant to Second-Lien Assignments of Insurance for each of the Vessels, (iii) earnings assigned by Trico Assets pursuant to Second-Lien Assignments of Earnings for each of the Vessels, (iv) charters assigned by Trico Assets pursuant to Second-Lien Assignments of Charters for each of the Vessels, (v) the Trico Supply Intercompany Loan Documentation, (vi) the issued and outstanding equity interests in (x) Trico

Assets and Trico Operators and (y) any other Domestic Subsidiary at any time owned, directly or indirectly, by the Borrower which owns, directly or indirectly, interests in Trico Assets or Trico Operators, and (vii) other than the Excluded Second-Lien Collateral, any other assets or property of any Grantor with respect to which a Lien is granted (or purported to be granted) as security for the Second-Lien Obligations (to the extent that such Collateral also constitutes First-Lien Collateral).
          “Second-Lien Collateral Agent” has the meaning set forth in the first paragraph of this Agreement.
          “Second-Lien Creditors” means, at any relevant time, the holders of Second-Lien Obligations at such time, including, without limitation, the Second-Lien Noteholders, the Second-Lien Collateral Agent, Second-Lien Notes Trustee and any other agents under the Second-Lien Notes Indenture.
          “Second-Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on a vessel owned by any Grantor is granted to secure any Second-Lien Obligations or under which rights or remedies with respect to any such Liens are governed.
          “Second-Lien Notes” has the meaning set forth in the recitals hereto.
          “Second-Lien Notes Documents” means the Second-Lien Notes Indenture, the Second-Lien Pledge Agreement, the Second-Lien Notes Guaranty and each of the other agreements, documents and instruments providing for or evidencing any other Second-Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, to the extent such are effective at the relevant time, as the same may be amended, restated, supplemented, modified and/or Refinanced from time to time.
          “Second-Lien Notes Indenture” has the meaning set forth in the recitals hereto.
          “Second-Lien Notes Guaranty” means the subordinated non-recourse guarantee issued by the Trico Assets and Trico Operators for the benefit of the holders of Second-Lien Notes as credit support for the Borrower’s obligations under the Second-Lien Notes Indenture
          “Second-Lien Notes Trustee” has the meaning set forth in the recitals hereto.
          “Second-Lien Noteholders” means the “Holders” under, and as defined in, the Second-Lien Notes Indenture.
          “Second-Lien Obligations” means all Obligations outstanding under the Second-Lien Notes Indenture and the other Second-Lien Notes Documents. “Second-Lien Obligations” shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) on or after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Notes Document whether or not the claim for such interest is allowed as a claim in such

Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Second-Lien Collateral Agent and the Second-Lien Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each Second-Lien Notes Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.
          “Second-Lien Pledge Agreement” means the Pledge Agreement, dated as of May 12, 2009, among the Borrower, the other Grantors from time to time party thereto and the Second-Lien Collateral Agent, as the same may be amended, restated, supplemented and/or modified from time to time.
          “Second-Lien Security Documents” means the Second-Lien Pledge Agreement, each Second-Lien Assignment of Insurance, each Second-Lien Assignment of Earnings, the Second-Lien Mortgages and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, restated, supplemented and/or modified from time to time.
          “Security Documents” means, collectively, the First-Lien Security Documents and the Second-Lien Security Documents.
          “Shared Collateral” means each of the following assets of the Borrower or the Grantors with respect to which a Lien is granted (or purported to be granted) as security for (x) the First-Lien Obligations pursuant to any First-Lien Credit Document and (y) the Second-Lien Obligations pursuant to any Second-Lien Note Document: (i) each of the Vessels, (ii) insurance proceeds assigned by Trico Assets pursuant to Second-Lien Assignments of Insurance for each of the Vessels, (iii) earnings assigned by Trico Assets pursuant to Second-Lien Assignments of Earnings for each of the Vessels, (iv) charters assigned by Trico Assets pursuant to Second-Lien Assignments of Charters for each of the Vessels, (v) the Trico Supply Intercompany Loan Documentation, (vi) the issued and outstanding equity interests in (x) Trico Assets and Trico Operators and (y) any other Domestic Subsidiary at any time owned, directly or indirectly, by the Borrower which owns, directly or indirectly, interests in Trico Assets or Trico Operators, and (vii) other than the Excluded Second-Lien Collateral, any other assets or property of any Grantor with respect to which a Lien is granted (or purported to be granted) as security for both the First-Lien Obligations and the Second-Lien Obligations.
          “Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          “Trico Assets” has the meaning set forth in the first paragraph of this Agreement.
          “Trico Operators” has the meaning set forth in the first paragraph of this Agreement.
          “Trico Supply” means Trico Supply AS, a limited company organized under the laws of Norway.
          “Trico Supply Intercompany Loan Documentation” means that certain promissory note dated November 8, 2007 between Trico Supply and Trico Operators evidencing the loan from Trico Operators to Trico Supply in the initial principal amount of $194,000,000.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in any relevant jurisdiction.
          “Vessels” means (i) each of the Original Collateral Vessels and (ii) each of M/V Truckee River, the M/V Charles River, the M/V Powder River, the M/V Roe River, the M/V Stones River, the M/V Buffalo River, the M/V Elkhorn River, the M/V Wolf River, the M/V Southern River, the M/V Pecos River, the M/V Suwanee River, the M/V Ruby River, the M/V Cane River, the M/V Rain River, the M/V Miami River, the M/V Savannah River, the M/V Palma River, the M/V Oak River and the M/V Trinity River, in respect of which a mortgage shall be granted to the Agents by the Borrower or any of its Subsidiaries to secure the First-Lien Obligations and the Second-Lien Obligations.
          1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC and (g) a reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder.
          SECTION 2. Priority of Liens.

          2.1 Subordination; Etc. (a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, any other applicable law, this Agreement, the First-Lien Documents or the Second-Lien Notes Documents to the contrary, or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First-Lien Obligations and/or Second-Lien Obligations), the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents) hereby agrees that: (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the First-Lien Collateral Agent or any First-Lien Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations; (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien Collateral Agent, any Second-Lien Creditors or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations; and (c) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien on the Collateral securing the Second-Lien Obligations pari passu with, or to give the Second-Lien Collateral Agent or Second-Lien Creditors any preference or priority relative to, any Lien on the Collateral securing the First-Lien Obligations. The parties hereto acknowledge and agree that it is their intent that (i) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor) and (ii) the grant of Liens securing payment and performance of the First-Lien Obligations and the grant of Liens securing payment and performance of the Second-Lien Obligations create two separate and distinct Liens with each such Lien securing only the corresponding Obligations.
          (b) The Second-Lien Collateral Agent hereby acknowledges on behalf of itself and the other Second-Lien Creditors that it shall not, at any time, have a Lien on the Excluded Second-Lien Collateral.
          2.2 Prohibition on Contesting Liens. Each of the Second-Lien Collateral Agent, for itself and on behalf of each Second-Lien Creditor, and the First-Lien Collateral Agent, for itself and on behalf of each First-Lien Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any Obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First-Lien Obligations or the Second-Lien Obligations or (iii) the relative rights and duties of the holders of the First-Lien Obligations and the Second-Lien Obligations granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Agent or any Creditor to enforce this Agreement, including the priority of the Liens securing the First-Lien Obligations and the Second-Lien Obligations as provided in Section 2.1 hereof.

          2.3 No New Liens. (a) So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that the Borrower shall not, and shall not permit any other Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any Second-Lien Obligation unless it has also granted or contemporaneously grants a Lien on such asset or property to secure the First-Lien Obligations and has taken all actions required to perfect such Liens. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First-Lien Collateral Agent and/or the other First-Lien Creditors, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2 hereof.
          (b) So long as the Discharge of Second-Lien Obligations has not occurred, the parties hereto agree that the Borrower shall not, and shall not permit any other Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any First-Lien Obligation unless it has also granted or contemporaneously grants a Lien on such asset or property (other than the Excluded Second-Lien Collateral) to secure the Second-Lien Obligations and has taken all actions required to perfect such Liens.
          2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that (i) the Second-Lien Collateral shall not be more expansive than the First-Lien Collateral and (ii) other than the Excluded Second-Lien Collateral, the First-Lien Collateral shall not be more expansive than the Second-Lien Collateral. In furtherance of the foregoing and of Section 8.9 hereof, each Agent and each Creditor agrees, subject to the other provisions of this Agreement:
          (i) upon the reasonable request by any Agent to the other Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in their respective Collateral (other than in the case of the First-Lien Collateral, the Excluded Second-Lien Collateral) and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the First-Lien Documents and the Second-Lien Notes Documents, respectively; and
          (ii) that the Second-Lien Security Documents creating Liens on the Shared Collateral shall be in all material respects the same forms of documents as the respective First-Lien Security Documents creating Liens on the Shared Collateral other than (A) with respect to the description of the Collateral, (B) with respect to the priority nature of the Liens created thereunder in such Collateral and (C) such other changes as shall be agreed between the parties thereto which make such Second-Lien Security Document less restrictive than the corresponding First-Lien Security Document.
          SECTION 3. Enforcement.

          3.1 Exercise of Remedies. (a) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor: (i) the Second-Lien Collateral Agent and the other Second-Lien Creditors (x) will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second-Lien Collateral Agent or any Second-Lien Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies with respect to any Shared Collateral (including any action of foreclosure, enforcement, collection or execution), (y) will not contest, protest or object to any foreclosure proceeding or action brought by the First-Lien Collateral Agent or any other First-Lien Creditor or any other exercise by the First-Lien Collateral Agent or any other First-Lien Creditor of any rights and remedies relating to the Shared Collateral, and (z) will not object to the forbearance by the First-Lien Collateral Agent or the other First-Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral; and (ii) the First-Lien Collateral Agent shall have the exclusive right, and the Required First-Lien Creditors shall have the exclusive right to instruct the First-Lien Collateral Agent, to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Shared Collateral without any consultation with, or the consent of, the Second-Lien Collateral Agent or any other Second-Lien Creditor, all as though the Second-Lien Obligations did not exist; provided that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Second-Lien Collateral Agent may file a claim or statement of interest with respect to the Second-Lien Obligations, (B) the Second-Lien Collateral Agent may take any action (not adverse to the prior Liens on the Shared Collateral securing the First-Lien Obligations, or the rights of the First-Lien Collateral Agent or the other First-Lien Creditors to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Shared Collateral in accordance with the terms of this Agreement and (C) the Second-Lien Creditors shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Creditors, including any claim secured by the Shared Collateral, if any, in each case in accordance with the terms of this Agreement. In exercising rights and remedies with respect to the Shared Collateral, the First-Lien Collateral Agent and the other First-Lien Creditors may enforce the provisions of the First-Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
          (b) Subject to Sections 3.1(a)(i) and 5.5, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that it will not take or receive any Shared Collateral or any proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral, unless and until the Discharge of

First-Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the sole right of the Second-Lien Collateral Agent and the other Second-Lien Creditors with respect to the Shared Collateral is to hold a Lien on the Shared Collateral pursuant to the Second-Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First-Lien Obligations has occurred in accordance with the terms of the Second-Lien Notes Documents and applicable law.
          (c) The Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), (i) agrees that the Second-Lien Collateral Agent and the other Second-Lien Creditors will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the First-Lien Credit Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the First-Lien Obligations to the Second-Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and (ii) hereby waives any and all rights it or the Second-Lien Creditors may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the First-Lien Collateral Agent or the other First-Lien Creditors seek to enforce or collect the First-Lien Obligations or the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First-Lien Collateral Agent or First-Lien Creditors is adverse to the interest of the Second-Lien Creditors.
          (d) The Second-Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Security Documents or any other Second-Lien Notes Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Collateral Agent or the other First-Lien Creditors with respect to the Collateral as set forth in this Agreement and the First-Lien Credit Documents.
          3.2 Actions Upon Breach. (a) If any Second-Lien Creditor, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the First-Lien Collateral Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any First-Lien Creditor may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.
          (b) If any First-Lien Creditor, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Second-Lien Collateral Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Second-Lien Creditor may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.
          SECTION 4. Payments.
          4.1 Application of Proceeds. So long as the Discharge of First-Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any

Security Document or the exercise of any remedial provision thereunder, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the First-Lien Collateral Agent to the First-Lien Obligations in such order as specified in the relevant First-Lien Security Document. Upon the Discharge of First-Lien Obligations, the First-Lien Collateral Agent shall deliver to the Second-Lien Collateral Agent any proceeds of Shared Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Lien Collateral Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Security Documents.
          4.2 Payments Over. Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 hereof) (or, subject to Section 5.5, any distribution in respect of the Collateral, whether or not expressly characterized as such) received by the Second-Lien Collateral Agent or any other Second-Lien Creditors in connection with the exercise of any right or remedy (including setoff) relating to the Collateral or that is otherwise inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the First-Lien Collateral Agent for the benefit of the First-Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.
          SECTION 5. Other Agreements.
          5.1 Releases.
          (a) If, in connection with:
               (i) the exercise of the First-Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition (including, but not limited to, a sale under Section 363 of the Bankruptcy Code) of any such Collateral (any of the foregoing, a “Remedial Action”); or
               (ii) any sale (including, but not limited to, a sale under Section 363 of the Bankruptcy Code) or other disposition of any Collateral that is both (i) permitted under the terms of the First-Lien Credit Documents and (ii) described in Section 12.03(c)(i) of the Second-Lien Notes Indenture; or
               (iii) the request of the First-Lien Collateral Agent in accordance with Section 12.03(c)(ii) of the Second-Lien Notes Indenture;
there occurs the release by the First-Lien Collateral Agent, acting on its own or at the direction of the Required First-Lien Creditors, of any of its Liens on any part of the Collateral, then such Liens, if any, of the Second-Lien Collateral Agent, for itself and for the benefit of the other

Second-Lien Creditors, on such Collateral (but not the proceeds thereof), shall be automatically and simultaneously released, and such Grantor shall have no further liability under the Second-Lien Notes Guaranty (to the extent of such released Collateral), and the Second-Lien Collateral Agent, for itself or on behalf of any such Second-Lien Creditors, promptly shall execute and deliver to the First-Lien Collateral Agent, without any representations or warranties (other than a representation that the Second-Lien Collateral Agent is duly authorized to execute and deliver such termination statements, releases or other documents), such termination statements, releases and other documents as the First-Lien Collateral Agent or such Grantor may reasonably request to effectively terminate its Liens on such Collateral; provided that (x) any release of the Liens by the Second-Lien Collateral Agent with respect to clauses 5(a)(ii) and (iii) above shall be in accordance with the terms of Section 12.03 of the Second-Lien Note Indenture, and (y) in connection with a sale or disposition described in clause (ii) above, (A) any surplus from such sale or disposition after the Discharge of First-Lien Obligations shall be paid to the Second-Lien Agent in an amount not to exceed the amount required to repay the Second-Lien Notes in full for application in accordance with the terms of the Second-Lien Notes Documents; and (B) if the closing of the sale or disposition of such Collateral is not consummated within ten (10) Business Days of such request by the First-Lien Collateral Agent, the First-Lien Collateral Agent shall promptly return, at the request of the Second-Lien Collateral Agent, all such release documents to the Second-Lien Collateral Agent.
          (b) Nothing in this Agreement shall be construed in any way to limit or impair the right of (i) any Second-Lien Creditor to bid for and purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any other secured creditor, (ii) the Second-Lien Agent and the Second-Lien Creditors to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to such Collateral initiated by the First-Lien Agent or the First-Lien Creditors, so long as it does not delay or interfere with the exercise by the First-Lien Agent or the First-Lien Creditors of their rights and (iii) subject to the terms of this Agreement, the Second-Lien Agent and the Second-Lien Lenders to receive payments from the proceeds of the collection, sale or other disposition of any Collateral.
          5.2 Insurance. Unless and until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Credit Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, and subject to the rights of the Grantors under the First-Lien Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the First-Lien Collateral Agent for the benefit of the First-Lien Creditors pursuant to the terms of the First-Lien Credit Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit and Hedging Agreements) and, after the Discharge of First-Lien Obligations has occurred, to the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors (in respect of any Shared Collateral) to the extent required under the Second-Lien Security Documents and then, to the extent no Second-Lien Obligations are outstanding, to the owner of the subject property, to such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second-Lien Collateral Agent or any other Second-Lien Creditor shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Collateral Agent in accordance with the terms of Section 4.2 hereof. Unless and until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agent will have the sole and exclusive right to be named as additional insured and loss payee under any such insurance policy.
          5.3 Amendments to Second-Lien Security Documents. (a) Without the prior written consent of the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors), no Second-Lien Security Document may be amended, supplemented, restated or otherwise modified and/or Refinanced or entered into to the extent such amendment, supplement, restatement or other modification and/or Refinancing, or the terms of any new Second-Lien Security Document, would contravene the provisions of this Agreement, the First-Lien Credit Agreement or any other First-Lien Credit Document; provided that, for the avoidance of doubt and with prior written notice to the First-Lien Collateral Agent, any Second-Lien Security Document may be amended, supplemented or otherwise modified as necessary or appropriate in order to create, perfect, preserve and protect the security interest of the Second-Lien Collateral Agent in the Second-Lien Collateral and the rights and interests granted to the Second-Lien Collateral Agent under such Second-Lien Security Document, to carry into effect the purposes thereof or better to assure and confirm the validity, enforceability and priority of the Second-Lien Collateral Agent’s security interest in the Second-Lien Collateral in order to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Second-Lien Collateral as provided therein and to preserve the other rights and interests granted to the Second-Lien Collateral Agent thereunder, subject to this Agreement, as against third parties, with respect to the Second-Lien Collateral; provided, further, that the Borrower and the First-Lien Collateral Agent, in its capacity as First-Lien Administrative Agent, hereby agree that they will not amend the First-Lien Credit Agreement or any other First-Lien Credit Document to prohibit the Borrower from amending any Second-Lien Security Document in such a way as to prevent the Second-Lien Collateral Agent from amending, supplementing or otherwise modifying such Second-Lien Security Document in accordance with the preceding proviso without the consent of the First-Lien Administrative Agent. The Borrower, each other Grantor and the Second-Lien Collateral Agent each agree that each Second-Lien Security Document shall include the following language (or language to similar effect approved by the First-Lien Collateral Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second-Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second-Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May 12, 2009 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Trico Marine Services, Inc., the other grantors from time to time party thereto, Nordea Bank Finland plc, New York Branch, in its capacity as the initial First-Lien Collateral Agent thereunder, and Wells Fargo Bank, National Association, in its capacity as the initial Second-Lien Collateral Agent thereunder. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
In addition, the Borrower, each other Grantor and the Second-Lien Collateral Agent each agree that each Second-Lien Mortgage covering any Shared Collateral shall contain such other language as the First-Lien Collateral Agent may reasonably request to reflect the subordination of such Second-Lien Mortgage to the First-Lien Security Document covering such Shared Collateral.
          (b) In the event the First-Lien Collateral Agent or the other First-Lien Creditors and the relevant Grantor(s) enter into any amendment, restatement, waiver or consent in respect of any of the First-Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Security Document or changing in any manner the rights of the First-Lien Collateral Agent, the other First-Lien Creditors, the Borrower or any other Grantor thereunder, then such amendment, restatement, waiver or consent shall apply automatically to any comparable provision of the Comparable Second-Lien Security Document without the consent of the Second-Lien Collateral Agent or the other Second-Lien Creditors and without any action by the Second-Lien Collateral Agent, the Borrower or any other Grantor, provided that (A) no such amendment, restatement, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second-Lien Security Documents, except to the extent that a release of such Lien is required by this Agreement or (ii) imposing additional duties on the Second-Lien Collateral Agent or materially adversely affecting its rights without its consent, (B) not less than five (5) Business Days prior written notice of such amendment, restatement, waiver or consent shall have been given to the Second-Lien Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent) and (C) no such amendment, restatement, waiver or consent shall be inconsistent with the terms of this Agreement or shall materially impair or otherwise materially adversely affect any rights or remedies that the Second-Lien Collateral Agent or the Debentureholders may have with respect to the Second-Lien Collateral.
          5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary contained in this Agreement, the Second-Lien Collateral Agent and the other Second-Lien Creditors may exercise any and all rights and remedies as unsecured creditors in respect of the Second-Lien Obligations in accordance with the terms of the Second-Lien Notes Documents and applicable law.
          5.5 Rights to Receive Payments of Second-Lien Obligations. Subject to the subordination provisions in the Second-Lien Notes Guaranty, nothing in this Agreement shall prohibit the receipt by the Second-Lien Collateral Agent or any other Second-Lien Creditor of the required payments of interest premium, principal and other amounts in respect of the Second-Lien Obligations, including any mandatory prepayments required upon a sale of assets of the Borrower (including any Collateral) in accordance with the terms of the Second-Lien Notes) so long as such receipt is not the direct or indirect result of (i) the exercise by the Second-Lien Collateral Agent or any other Second-Lien Creditor of rights or remedies as a secured creditor (including setoff), (ii) the enforcement of any Lien held by any of them, (iii) any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any

Insolvency or Liquidation Proceeding with respect to any Grantor, or (iv) the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, in each case, in contravention of this Agreement. In the event the Second-Lien Collateral Agent or any other Second-Lien Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Collateral Agent or the other First-Lien Creditors may have with respect to the First-Lien Collateral.
          5.6 Bailee for Perfection. (a) The First-Lien Collateral Agent agrees to acquire, and hereby acknowledges it holds, the Pledged Collateral or other Collateral in its possession or control (or in the possession or control of its agents or bailees) on behalf of itself and the Second-Lien Collateral Agent (it being understood that with respect to the Second-Lien Collateral Agent, it holds solely the Pledged Collateral or other Collateral constituting Shared Collateral) and, in each case, and any assignee solely for the purpose of perfecting the security interest granted under the First-Lien Credit Documents and the Second-Lien Notes Documents, subject to the terms and conditions of this Section 5.6.
          (b) Until the Discharge of First-Lien Obligations has occurred, the First-Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Lien Credit Documents as if the Liens of the Second-Lien Collateral Agent under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First-Lien Collateral Agent’s rights under the First-Lien Credit Documents.
          (c) The First-Lien Collateral Agent shall have no obligation whatsoever to the First-Lien Creditors and the Second-Lien Collateral Agent or any Second-Lien Creditor to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.6. The duties or responsibilities of the First-Lien Collateral Agent under this Section 5.6 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.6.
          (d) The First-Lien Collateral Agent, acting pursuant to this Section 5.6, shall not have by reason of the First-Lien Security Documents, the Second-Lien Security Documents, this Agreement or any other document, a fiduciary relationship in respect of the First-Lien Creditors, the Second-Lien Collateral Agent or any other Second-Lien Creditor.
          (e) Upon the Discharge of First-Lien Obligations, the First-Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Second-Lien Collateral Agent (solely to the extent such Pledged Collateral constitutes Shared Collateral), if any Second-Lien Obligations remain outstanding, and second, to the Borrower or the relevant Grantor if no First-Lien Obligations or Second-Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The First-Lien Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person’s obtaining a first-priority interest in the Pledged Collateral or as a court of competent jurisdiction may otherwise direct.
          5.7 When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If prior to or concurrently with the Discharge of First-Lien Obligations, the Borrower enters into any Refinancing of any First-Lien Credit Document evidencing a First-Lien Obligation, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing First-Lien Credit Document shall automatically be treated as First-Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the first-lien collateral agent under such First-Lien Credit Documents shall be the First-Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Borrower has entered into a new First-Lien Credit Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the Second-Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in form and substance with the terms of this Agreement.
          5.8 Option to Purchase First-Lien Debt. (a)  Without prejudice to the enforcement of remedies by the First-Lien Creditors, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant First-Lien Credit Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Second-Lien Obligations as being entitled to exercise all default purchase options as to the Second-Lien Obligations then outstanding (an “Eligible Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the First-Lien Creditors), at any time during the exercise period described in clause (c) below of this Section 5.8, all, but not less than all, of the First-Lien Obligations (other than the First-Lien Obligations of a Defaulting Creditor), including all principal of and interest and fees on and all prepayment or acceleration penalties and premiums in respect of all First-Lien Obligations, outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 5.8, all commitments pursuant to any then outstanding First-Lien Credit Agreement shall have terminated and all Hedging Agreements constituting First-Lien Documents shall also have been terminated in accordance with their terms. Any purchase pursuant to this Section 5.8(a) shall be made as follows:
          (1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute First-Lien Obligations (including unreimbursed amounts drawn in respect of Letters of Credit, but excluding the undrawn amount of then outstanding Letters of Credit), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase, (B) in the case of any Hedging Agreement, the aggregate amount then owing to each Hedging Creditor thereunder pursuant to the terms of the respective Hedging Agreement, including without limitation all amounts owing to such Hedging Creditor as a result of the termination (or early termination) thereof plus (C) all unpaid fees, expenses, indemnities and other amounts which are then due and payable to the various First-Lien Creditors, pursuant to the terms of the various First-Lien Documents; and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender (or any First-Lien Creditor required to pay same) for all amounts thereafter drawn with respect to any Letters of Credit constituting First-Lien Obligations which remain outstanding after the date of any purchase pursuant to this Section 5.8, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such Letters of Credit;
          (2) with the purchase price described in preceding clause (a)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any First-Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First-Lien Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First-Lien Credit Agreement, in which case the purchase price described in preceding clause (a)(1)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First-Lien Obligations); provided that the purchase price in respect of any outstanding Letter of Credit that remains undrawn on the date of purchase shall be payable in cash as and when such Letter of Credit is drawn upon (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Purchaser or Eligible Purchasers;
          (3) with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the First-Lien Collateral Agent or its designee in an amount equal to 110% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit pursuant to the First-Lien Credit Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the Letters of Credit (assuming no drawings thereon before stated maturity), as security for the respective Eligible Purchaser’s or Eligible Purchasers’ obligation to pay amounts as provided in preceding clause (a)(1)(y), it being understood and agreed that (x) at the time any facing or similar fees are owing to an issuer with respect to any Letter of Credit, the First-Lien Collateral Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any Letter of Credit, the First-Lien Collateral Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the First-Lien Collateral Agent as described in this clause (3) which exceed 110% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding Letters of Credit (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible Purchaser or Eligible Purchasers (as their interests appear). Furthermore, at such time as all Letters of Credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Purchaser or Eligible Purchasers, as their interests appear;
          (4) with the purchase price described in preceding clause (a)(1)(x) accompanied by a waiver by the Second-Lien Collateral Agent (on behalf of itself and the other Second-Lien Creditors) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.8;
          (5) with all amounts payable to the various First-Lien Creditors in respect of the assignments described above to be distributed to them by the First-Lien Collateral Agent in accordance with their respective holdings of the various First-Lien Obligations; and
          (6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the First-Lien Collateral Agent (with the cost of such counsel to be paid by the respective Eligible Purchaser or Eligible Purchasers); it being understood and agreed that the First-Lien Collateral Agent and each other First-Lien Creditor shall retain all rights to indemnification as provided in the relevant First-Lien Credit Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 5.8. The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the First-Lien Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), the amount of cash collateral held by the First-Lien Collateral Agent or its designee pursuant to preceding clause (a)(3) is at any time less than the full amounts owing with respect to any Letter of Credit described above (including facing and similar fees) then the respective Eligible Purchaser or Eligible Purchasers shall promptly reimburse the First-Lien Collateral Agent (who shall pay the respective issuing bank) the amount of deficiency.
          (b) The right to exercise the purchase option described in Section 5.8(a) above shall be exercisable and legally enforceable upon at least seven (7) Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the First-Lien Collateral Agent by an Eligible Purchaser. Neither the First-Lien Collateral Agent nor any other First-Lien Creditor shall have any disclosure obligation to any Eligible Purchaser, the Second-Lien Collateral Agent or any other Second-Lien Creditor in connection with any exercise of such purchase option.
          (c) The right to purchase the First-Lien Obligations as described in this Section 5.8 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during the period that (1) begins on the date occurring ten (10) Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the Loans under the First-Lien Credit Agreement, (y) the occurrence of the final maturity of the Loans under the First-Lien Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Borrower which constitutes an event of default under the First-Lien Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within such ten (10) Business Day Period, and so long as any unpaid amounts constituting First-Lien Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (a) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the 10th Business Day after the start of the period described in clause (1) above (it being understood and agreed that the delivery of any notice of exercise pursuant to Section 5.8(b) within such 10 Business Day period shall constitute an exercise of the option and that the Eligible Purchasers shall have a reasonable period of time beyond the 10 Business Day period described in this sub-clause (2) to execute and deliver documentation affecting such option exercise).
          (d) The obligations of the First-Lien Creditors to sell their respective First-Lien Obligations under this Section 5.8 are several and not joint and several. To the extent any First-Lien Creditor (a “Defaulting Creditor”) breaches its obligation to sell its First-Lien Obligations under this Section 5.8, nothing in this Section 5.8 shall be deemed to require the First-Lien Collateral Agent or any other First-Lien Creditor to purchase such Defaulting Creditor’s First-Lien Obligations for resale to the holders of Second-Lien Obligations and in all cases, the First-Lien Collateral Agent and each First-Lien Creditor complying with the terms of this Section 5.8 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the First-Lien Obligations.
          (e) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 5.8 (so long as they meet all eligibility standards contained in all relevant First-Lien Credit Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such First-Lien Credit Documents) for purposes of all First-Lien Credit Documents and hereby agrees that no further consent from such Grantor shall be required.
          SECTION 6. Insolvency or Liquidation Proceedings.
          6.1 Finance and Sale Issues. (a) If the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall desire to permit the use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code) on which the First-Lien Collateral Agent has a Lien or to permit the Borrower or any other Grantor to obtain financing (including on a priming basis), whether from the First-Lien Creditors or any other third party, under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of

Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the First-Lien Collateral Agent or to the extent permitted by Section 6.3 hereof) so long as the aggregate principal amount of the Post-Petition Financing shall not exceed $10,000,000 or, if greater, the difference between (x) Cap Amount and (y) the Outstanding Amount. To the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with such Post-Petition Financing, the Liens of the Second-Lien Creditors on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Second-Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First-Lien Obligations as if such Post-Petition Financing had not occurred. Notwithstanding the foregoing, the Second-Lien Collateral Agent and the Second-Lien Creditors may oppose or object to such use of Cash Collateral or Post-Petition Financing on the same bases as an unsecured creditor, so long as such opposition or objection is not based on the Second-Lien Creditors’ status as secured creditors.
          (b) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees that it will raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), and shall be deemed to consent to, a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First-Lien Creditors have consented to such sale or disposition of such assets; provided that (i) the proceeds of such disposition are applied in accordance with Section 4.1 and (ii) the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, may raise any objections to any such disposition of Collateral that could be raised by any creditor of the Credit Parties whose claims were not secured by any Liens on the Collateral so long as such objections are not based on the Second-Lien Creditors status as secured creditors; provided, however, that in any sale conducted pursuant to a post-petition auction process, the Second-Lien Creditors shall retain their rights under section 363(k) of the Bankruptcy Code to the extent that their bid is in excess of the allowed claim of the First-Lien lenders (it being specifically understood that the Second-Lien Creditors shall be required to pay an amount equal to that portion of their bid up to the allowed claim of the First-Lien Lenders in cash).
          6.2 Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees that none of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First-Lien Collateral Agent.
          6.3 Adequate Protection. (a) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees that none of them shall oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (i) any request by the First-Lien Collateral Agent or the other First-Lien Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (ii) any objection by the First-Lien Collateral Agent or the other First-Lien Creditors to any motion, relief, action or proceeding based on the First-Lien Collateral Agent or the other First-Lien Creditors claiming a lack of adequate protection.
          (b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:
          (1) if the First-Lien Creditors (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or Post-Petition Financing, then the Second-Lien Collateral Agent, on behalf of itself or any of the Second-Lien Creditors, may seek or request adequate protection in the form of a Lien on such additional collateral without the First-Lien Creditors objecting to or contesting such Lien, provided such Lien will be subordinated to the Liens securing the First-Lien Obligations and such Cash Collateral use or Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement; and
          (2) in the event the Second-Lien Collateral Agent, on behalf of itself or any of the Second-Lien Claimholders, seeks or requests adequate protection in respect of Second-Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second-Lien Collateral Agent, on behalf of itself or any of the Second-Lien Claimholders, agrees that the First-Lien Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the First-Lien Obligations and for any Cash Collateral use or Post-Petition Financing provided by the First-Lien Creditors and that any Lien on such additional collateral securing the Second-Lien Obligations shall be subordinated to the Lien on such collateral securing the First-Lien Obligations and any such Post-Petition Financing provided by the First-Lien Creditors (and all Obligations relating thereto) and to any other Liens granted to the First-Lien Creditors as adequate protection on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such First-Lien Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second-Lien Collateral Agent or the Second-Lien Creditors from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
          6.4 No Waiver; Voting Rights. Subject to Section 6.3, nothing contained herein shall prohibit or in any way limit the First-Lien Collateral Agent or any First-Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Collateral Agent or any other Second-Lien Creditor, including the seeking by the Second-Lien Collateral Agent or any other Second-Lien Creditor of adequate protection or the assertion by the Second-Lien Collateral Agent or any other Second- Lien Creditor of any of its rights and remedies under the Second-Lien Notes Documents or otherwise.

          6.5 Preference Issues. If any First-Lien Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount (a “Recovery”), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Creditors shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
          6.6 Post-Petition Interest. (a) Neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall oppose or seek to challenge any claim by the First-Lien Collateral Agent or any other First-Lien Creditor for allowance in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement is expressly intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First-Lien Creditors, and is intended to provide the First-Lien Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Borrower or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.
          (b) Neither the First-Lien Collateral Agent nor any other First-Lien Creditor shall oppose or seek to challenge any claim by the Second-Lien Collateral Agent or any other Second-Lien Noteholder for allowance in any Insolvency or Liquidation Proceeding of Second-Lien Obligations consisting of post-petition interest, fees or expenses so long as the First-Lien Creditors are receiving post-petition interest, fees or expenses in at least the same form being requested by the Second-Lien Noteholders and then only to the extent of the value of the Lien of the Second-Lien Collateral Agent on behalf of the Second-Lien Noteholders on the Collateral (after taking into account the value of the Lien of the First-Lien Collateral Agent on behalf of the First-Lien Creditors on the Collateral); provided, however, to the extent that any such payments are later recharacterized as payments of principal by the applicable bankruptcy court, such payments shall, upon such recharacterization, be turned over to the First-Lien Creditors and applied to the First-Lien Obligations in accordance with Section 4 hereof.
          (c) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).
          6.7 Waiver. The Second-Lien Collateral Agent, for itself and on behalf of the other Second-Lien Creditors, waives any claim it may hereafter have against any First-Lien Creditor arising out of the election by any First-Lien Creditor of the application to the claims of any First-Lien Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

          6.8 Limitations. So long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the First-Lien Collateral Agent, none of the Second-Lien Creditors shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) make an election for application to its claims of Section 1111(b)(2) of the Bankruptcy Code, (ii) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Creditors or the value of any claims of First-Lien Creditors under Section 506(a) of the Bankruptcy Code or (iii) oppose, object to or contest the payment to the First-Lien Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.
          SECTION 7. Reliance; Waivers; Etc.
          7.1 Reliance. Other than any reliance on the terms of this Agreement, the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, acknowledges that it and the other First-Lien Creditors have, independently and without reliance on the Second-Lien Collateral Agent or any other Second-Lien Creditors, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Document or this Agreement. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, acknowledges that it and the other Second-Lien Creditors have, independently and without reliance on the First-Lien Collateral Agent or any other First-Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second-Lien Notes Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second-Lien Notes Documents or this Agreement.
          7.2 No Warranties or Liability. The First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, acknowledges and agrees that each of the Second-Lien Collateral Agent and the other Second-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second-Lien Notes Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Second-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second-Lien Notes Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, acknowledges and agrees that each of the First-Lien Collateral Agent and the First-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First-Lien Collateral Agent and the First-Lien Creditors shall have no duty to the Second-Lien Collateral Agent or any of the Second-Lien Creditors to act or

refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any other Grantor (including under the First-Lien Documents), regardless of any knowledge thereof which they may have or be charged with. The Second-Lien Collateral Agent and the Second-Lien Creditors shall have no duty to the First-Lien Collateral Agent or any of the First-Lien Creditors to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default under any agreements with the Borrower or any Grantor (including under the Second-Lien Notes Documents), regardless of any knowledge thereof which they may have or be charged with.
          7.3 No Waiver of Lien Priorities. (a) No right of the First-Lien Creditors, the First-Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First-Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any First-Lien Creditor or the First-Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Documents or any of the Second-Lien Notes Documents, regardless of any knowledge thereof which the First-Lien Collateral Agent or the First-Lien Creditors, or any of them, may have or be otherwise charged with.
          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the First-Lien Documents), the First-Lien Creditors, the First-Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First-Lien Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Collateral Agent or any other Second-Lien Creditor, without incurring any liabilities to the Second-Lien Collateral Agent or any other Second-Lien Creditor and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Collateral Agent or any Second-Lien Creditors is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing; provided that any such increase in the First-Lien Obligations shall not increase the sum of the Indebtedness constituting principal under the First-Lien Credit Agreement and the face amount of any outstanding letters of credit issued under the First-Lien Credit Agreement and not reimbursed to an amount in excess of the Cap Amount;
          (ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First-Lien Collateral Agent or any of the First-Lien Creditors, the First-Lien Obligations or any of the First-Lien Documents; provided that any such increase in the First-Lien Obligations shall not increase the sum of the Indebtedness constituting principal under the First-Lien Credit Agreement and the face amount of any outstanding letters of credit issued under the First-Lien Credit Agreement and not reimbursed to an amount in excess of the Cap Amount;
          (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of the Borrower or any other Grantor to the First-Lien Creditors or the First-Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;
          (iv) settle or compromise any First-Lien Obligation or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;
          (v) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any First-Lien Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the First-Lien Creditors or any liability incurred directly or indirectly in respect thereof; and
          (vi) release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto; provided that any reciprocal release of the Second-Lien Obligations or any guaranty thereof or any agreement or obligation of any Grantor by the Second-Lien Collateral Agent or any Second-Lien Creditor shall be subject to the conditions set forth in Section 5.1 hereof.
          (c) Until the Discharge of First-Lien Obligations, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Notes Documents), agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
          7.4 Waiver of Liability. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, also agrees that the First-Lien Creditors and the First-Lien Collateral Agent shall have no liability to the Second-Lien Collateral Agent or any other Second-Lien Creditors, and the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien

Creditors, hereby waives any claim against any First-Lien Creditor or the First-Lien Collateral Agent, arising out of any and all actions which the First-Lien Creditors or the First-Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First-Lien Documents other than this Agreement (including, without limitation, any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that the First-Lien Creditors and the First-Lien Collateral Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise. Neither the First-Lien Collateral Agent nor any other First-Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Grantor or upon the request of the Second-Lien Collateral Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Second-Lien Creditor by accepting the benefits of the Second-Lien Notes Documents agrees that neither the First-Lien Collateral Agent nor any other First-Lien Creditor (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.
          7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Collateral Agent and the other First-Lien Creditors and the Second-Lien Collateral Agent and the other Second-Lien Creditors, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any First-Lien Document or any Second-Lien Notes Document;
          (b) except as otherwise set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or any Second-Lien Notes Document;
          (c) except as otherwise set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;

          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor (other than payment in full under the terms of the First-Lien Credit Agreement and/or the Second-Lien Indenture, as applicable) in respect of the First-Lien Obligations, or of the Second-Lien Collateral Agent or any Second-Lien Creditor in respect of this Agreement.
          SECTION 8. Miscellaneous.
          8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Documents or the Second-Lien Notes Documents, the provisions of this Agreement shall govern and control.
          8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First-Lien Creditors may continue, at any time and without notice to the Second-Lien Collateral Agent or any other Second-Lien Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor constituting First-Lien Obligations in reliance hereon. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby agrees that it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, and waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower or any other Grantor shall include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Collateral Agent, the other Second-Lien Creditors and the Second-Lien Obligations, upon the later of (1) the date upon which the obligations under the Second-Lien Notes Documents terminate if there are no other Second-Lien Obligations outstanding on such date and (2) if there are other Second-Lien Obligations outstanding on such date, the date upon which such Second-Lien Obligations terminate and (ii) with respect to the First-Lien Collateral Agent, the other First-Lien Creditors and the First-Lien Obligations, the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 6.5 hereof.

          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second-Lien Collateral Agent or the First-Lien Collateral Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected or imposes additional obligations on a Grantor.
          8.4 Information Concerning Financial Condition of the Borrower and its Subsidiaries. The First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and the Second-Lien Collateral Agent and the other Second-Lien Creditors, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its Subsidiaries and all endorsers and/or guarantors of the First-Lien Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations. None of the First-Lien Collateral Agent, the other First-Lien Creditors, the Second-Lien Collateral Agent or the other Second-Lien Creditors shall have a duty to advise any other Creditor or party hereto of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any such Creditor, First-Lien Collateral Agent or Second-Lien Collateral Agent, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other Creditor, First-Lien Collateral Agent or Second-Lien Collateral Agent, it or they shall be under no obligation (w) to make, and such Creditor or Creditors, First-Lien Collateral Agent or Second-Lien Collateral Agent shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5 Subrogation. Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second-Lien Creditors or Second-Lien Collateral Agent pay over to the First-Lien Collateral Agent or any of the other First-Lien Creditors under the terms of this Agreement, the Second-Lien Collateral Agent and the other Second-Lien Creditors shall be subrogated to the rights of the First-Lien Collateral Agent and such other First-Lien Creditors; provided that, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred. Each of Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second-Lien Collateral Agent or the other Second-Lien Creditors and paid over to the First-Lien Collateral Agent or the other First-Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by the Borrower or any other Grantor under the Second-Lien Notes Documents.
          8.6 Application of Payments. Subject to the terms of the First-Lien Security Documents, all payments received by the First-Lien Collateral Agent or the other First-Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Creditors, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, assents to any extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or, subject to the terms of Section 5.1(a) hereof, release of any security constituting Shared Collateral which may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor; provided, that the parties hereto agree that the Borrower shall not, and shall not permit any other Grantor to, substitute or exchange any security constituting Shared Collateral under this Section 8.6, unless it has also granted or contemporaneously grants a Lien on such substituted or exchanged asset or property to secure the Second-Lien Obligations and has taken all actions to perfect such new Liens.
          8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
          (b) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY

HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE FIRST-LIEN DOCUMENTS AND THE SECOND-LIEN NOTES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          8.8 Notices. All notices to the Second-Lien Creditors and the First-Lien Creditors permitted or required under this Agreement may be sent to the Second-Lien Collateral Agent and the First-Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          8.9 Further Assurances. Each of the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, the Borrower and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First-Lien Collateral Agent or the Second-Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.
          8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First-Lien Collateral Agent, the other First-Lien Creditors, the Second-Lien Collateral Agent, the other Second-Lien Creditors, the Grantors and their respective successors and assigns; provided that no Grantor may assign any of its rights or obligations under this Agreement without the prior written consent of the First-Lien Collateral Agent and the Second-Lien Collateral Agent.
          8.12 Specific Performance. Each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent may demand specific performance of this Agreement. Each of the First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, and the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien

Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First-Lien Collateral Agent or the Second-Lien Collateral Agent, as the case may be, it being understood and agreed that (x) the First-Lien Creditors’ and/or the Second-Lien Creditors’ damages from their respective actions, as the case may be, may at that time be difficult to ascertain and may be irreparable, and (y) each First-Lien Creditor and each Second-Lien Creditor waives any defense that the Grantors and/or the First-Lien Creditors and/or the Second-Lien Creditors, as the case may be, cannot demonstrate damage and/or be made whole by the awarding of damages.
          8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
          8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
          8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the First-Lien Collateral Agent, the Second-Lien Collateral Agent and their respective successors and assigns and shall inure to the benefit of each of the First-Lien Creditors and the Second-Lien Creditors. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between each of the Grantors and the First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and each of the Grantors and the Second-Lien Collateral and the Second-Lien Creditors, on the other hand, the obligations of each Grantor to pay principal, interest, fees and other amounts as provided in the First-Lien Documents and the Second-Lien Notes Documents, respectively.
          8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Creditors, on the one hand, and the Second-Lien Creditors, on the other hand. Except as expressly set forth herein, none of the Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with the terms of the First-Lien Documents and the Second-Lien Notes Documents, respectively.

          8.18 Grantors; Additional Grantors. It is understood and agreed that the Borrower and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Borrower which becomes a Grantor under a Second-Lien Security Document after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a counterpart hereof to the First-Lien Collateral Agent or by executing and delivering a joinder or assumption agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor under a Second-Lien Security Document at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.
          8.19 The First-Lien Administrative Agent, the Second-Lien Notes Trustee, the First-Lien Collateral Agent and the Second-Lien Collateral Agent. (a) The Grantors hereby acknowledge that, solely as between the Grantors, the First-Lien Collateral Agent and the Second-Lien Collateral Agent and the Second-Lien Notes Trustee, all of the rights, privileges, protections, indemnities and immunities afforded the (i) Second-Lien Notes Trustee and the Second-Lien Collateral Agent under the Second-Lien Notes Indenture and the Second-Lien Notes Security Documents and (ii) the First-Lien Administrative Agent and the First-Lien Collateral Agent under the First-Lien Credit Agreement and First-Lien Credit Documents are hereby incorporated herein by reference as if set forth herein in full.
          (b) Each party hereto hereby acknowledges and agrees that each of the First-Lien Collateral Agent and the Second-Lien Collateral Agent are entering into this Agreement solely in their capacity under the First-Lien Credit Documents and the Second-Lien Notes Documents, respectively, and not in their individual capacity.
          (c) The First-Lien Administrative Agent and the First-Lien Collateral Agent shall not be deemed to owe any fiduciary duty to the Second-Lien Collateral Agent or the other Second-Lien Creditors, on the one hand, and the Second-Lien Notes Trustee and the Second-Lien Collateral Agent shall not be deemed to owe any fiduciary duty to the First-Lien Collateral Agent or the other First-Lien Creditors, on the other hand. With respect to the Second-Lien Collateral Agent and the other Second-Lien Creditors, each of the First-Lien Administrative Agent and the First-Lien Collateral Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to the Second-Lien Collateral Agent or the other Second-Lien Creditors shall be read into this Agreement against the First-Lien Administrative Agent or the First-Lien Collateral Agent. With respect to the First-Lien Collateral Agent and the other First-Lien Creditors, each of the Second-Lien Notes Trustee and the Second-Lien Collateral Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to the First-Lien Collateral Agent or the other First-Lien Creditors shall be read into this Agreement against the Second-Lien Notes Trustee or the Second-Lien Collateral Agent.
          (d) The provisions of this Section 8.19 shall survive the termination of this Agreement.

          8.20 Relationship of Creditors. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Creditors. None of the Creditors or any of their respective directors, officers, or agents or employees shall be responsible to any other Creditor or to any other person or entity for the Borrower’s solvency, financial condition or ability to repay the First-Lien Obligations or the Second-Lien Obligations, or for statements of the Borrower, oral or written, or for the validity, sufficiency or enforceability of the First-Lien Documents or the Second-Lien Notes Documents, or any security interests granted by the Borrower to any Creditor in connection therewith. Each Creditor has entered into its respective financing agreements with the Company based upon its own independent investigation, and neither the First-Lien Collateral Agent or Second-Lien Collateral Agent makes any warranty or representation to the other collateral agent or the Creditors for which it acts as agent nor does it rely upon any representation of the other collateral agent or the Creditors for which it acts as agent with respect to matters identified or referred to in this Agreement.
*     *      *

          IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First-Lien Collateral Agent

Notice Address:
NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
437 Madison Avenue, 21st Floor	in its capacity as First-Lien Collateral Agent
New York, NY 10022
Telephone: (212) 318-9632
Telecopier: (212) 421-4420	By:
Attention: Loan Administration	Name:
Title:

By:
Name:
Title:

Second-Lien Collateral Agent

Notice Address:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as Second-Lien Collateral Agent
145 Ross Avenue, 2nd Floor
MAC T5303-022	By:
Dallas, TX 75202	Name: Patrick G. Giordano
Telephone: (214) 740-1573	Title: Vice President
Telecopier: (214) 777-4086
Attention: Corporate Trust Services
signature page to Trico Intercreditor Agreement

Notice Address:	TRICO MARINE SERVICES, INC.
3200 Southwest Fwy, Suite 2950	By:
Houston, Texas 77057		Name:
Telephone: (713) 780-9926		Title:
Telecopier: (713) 750-0062
Attention: Geoff Jones
TRICO MARINE ASSETS, INC.

By:
Name:
Title:

TRICO MARINE OPERATORS, INC.

By:
Name:
Title:
signature page to Trico Intercreditor Agreement